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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



               HYDROGENICS CORPORATION - CORPORATION HYDROGENIQUE
             (Exact Name of Registrant as Specified in Its Charter)



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
               Canada                                                          Not applicable
(State of Incorporation or Organization)                            (I.R.S. Employer Identification No.)



5985 McLaughlin Road, Mississauga, Ontario, Canada                                 L5R 1B8
(Address of Principal Executive Offices)                                         (Zip Code)
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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. / /

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

         Securities Act registration statement file number to which this form relates: 333-42682.



         Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
 to be Registered                                 Each Class is to be Registered
 ----------------                                 ------------------------------
                                      None.
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         Securities to be registered pursuant to Section 12(g) of the Act:

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
                        Title of Each Class                                Name of Each Exchange on Which
                          to be Registered                                 Each Class is to be Registered
                          ----------------                                 ------------------------------

                    Common Shares, no par value                                NASDAQ National Market
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form F-1, File No. 333-42682 (the "Form F-1"), as filed with the Securities and Exchange Commission on July 31, 2000, as amended, which information is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

           The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form F-1 and are hereby incorporated herein by reference:

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
Exhibit No.                  Description
-----------                  -----------
      3.1                    Articles of the Registrant.
      3.2                    By-laws of the Registrant.
      4.1                    Form of share certificate.
     10.1                    Amended and Restated Unanimous Shareholders' Agreement
                             dated January 24, 2000 among the Registrant and its Shareholders.
     10.3                    Stock Option Plan.
     10.4                    Form of Stock Option Agreement.
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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      HYDROGENICS CORPORATION-
                                      CORPORATION HYDROGENIQUE
                                      (Registrant)

Dated: October 23, 2000               By: /s/ PIERRE RIVARD
                                          -------------------------------------
                                          Pierre Rivard
                                          President and Chief Executive Officer